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                           SYSTEMONE TECHNOLOGIES INC.

                                 PROMISSORY NOTE

$__________________                                             August 7, 2000
                                                              New York, New York

         SECTION 1. GENERAL. SYSTEMONE TECHNOLOGIES INC., a Florida corporation (hereinafter referred to as the "Borrower"), with offices at 8305 N.W. 27th Street, Miami, Florida 33122, for value received, hereby promises to pay to _________________, or order, the principal amount of $______________, on the
Maturity Date (as defined in the Loan Agreement hereinafter described), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts and to pay interest on such principal amount at the rates and on the dates described in
Section 2.3 of the Loan Agreement hereinafter described. The Borrower further agrees to pay interest at such rates described in Section 2.5 of the Loan Agreement hereinafter described on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date thereof until the obligation of the Borrower with respect to the payment thereof shall be discharged; all payments and prepayments of principal of this Note and all payments of the interest on this Note to be made at ____________, or such other location as shall be specified in writing by the holder of this Note to the Borrower.

         SECTION 2. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

         SECTION 3. RELATED AGREEMENTS. This Note is issued pursuant to, and is one of the Notes referred to in, the Loan Agreement dated as of August 7, 2000 (herein referred to as the "Loan Agreement") among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P., and is entitled to the benefits and is subject to the provisions thereof( including, without limitation, those providing for the optional and mandatory prepayment of this Note and the acceleration of the maturity hereof), and to the benefits of the Security Agreement, dated the date hereof, among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P. Copies of such agreements may be obtained by any holder of this Note at the principal executive offices of the Borrower.
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         SECTION 4. SUBORDINATION. THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF
ARE SUBJECT TO AND SUBORDINATED TO THE TERMS AND PROVISIONS OF A SUBORDINATION AGREEMENT, DATED OF EVEN DATE HEREOF, ENTERED INTO WITH CAPITAL BUSINESS CREDIT, A DIVISION OF CAPITAL FACTORS, INC.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first-above written.

ATTEST:                                SYSTEMONE TECHNOLOGIES INC.

                                       By
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